Exhibit 99.1

New Mountain Finance Corporation Announces Transfer of Listing from the New York Stock Exchange to the NASDAQ Global Select Market

NEW YORK--(BUSINESS WIRE)--September 1, 2020--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced that it has completed the application process and has been authorized to transfer the listing of its shares of common stock, par value $0.01 per share (the “Common Stock”), and its 5.75% Notes due 2023 (the “Notes”) from the New York Stock Exchange (the “NYSE”) to the NASDAQ Global Selected Market (the “NASDAQ”). The Company expects the Common Stock and the Notes to begin trading on the NASDAQ under the ticker symbols “NMFC” and “NMFCL”, respectively, on September 14, 2020. Until that time, the Common Stock and the Notes will continue to trade on the NYSE.

“We are excited by our future partnership with Nasdaq. Their trading platform, on which many other business development companies are listed, offers NMFC a more cost-effective listing option and is aligned with our goals to enhance operating efficiencies and shareholder value” said Robert Hamwee, Director and Chief Executive Officer.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $25 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505